                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Steven Katz and Ron Lipstein and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in his name, place and stead, individually and in each capacity stated below, one or more amendments (including without limitation post-effective amendments) to this registration statement, any related Rule 462(b) registration statement and any other documents related thereto, to file the same (and any exhibit thereto) with the Commission and to take any other action to effect the registration under the Securities Act of 1933 of common stock of the registrant subject thereto, as the attorney-in-fact acting in the premises deems appropriate as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, acting severally, may lawfully do or cause to be done by virtue hereof.


Signature                                   Title                               Date
---------                                   -----                               ----
/s/ Steven Katz, Ph.D.              Chairman and Chief                          January 6, 2003
---------------------------         Executive Officer
Steven Katz, Ph.D.                  (Principal Executive
                                    Officer)

/s/ Ron Lipstein                    Vice Chairman, Chief                        January 6, 2003
---------------------------         Financial Officer, Secretary,
Ron Lipstein                        Treasurer and Director
                                    (Principal Financial and
                                    Accounting Officer)

/s/ Dr. Mark Eisenberg              Senior Vice President,                      January 6, 2003
---------------------------         Research and Development
Dr. Mark Eisenberg                  and Director


/s/ Alan M. Klapholz                Vice President and Director                 January 6, 2003
---------------------------
Alan M. Klapholz

/s/ Steven Lilien, Ph.D.            Director                                    January 6, 2003
---------------------------
Steven Lilien, Ph.D.

/s/ Allen I. Schiff, Ph.D.          Director                                    January 6, 2003
---------------------------
Allen I. Schiff, Ph.D.